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                                                                 EXHIBIT 99.2(U)

               FORM OF SHARE CERTIFICATE OF ZENIX INCOME FUND INC.
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CERTIFICATE                                                          NUMBER OF
  NUMBER                                                              SHARES
-----------

                                                                      2,400
                                                                      -----



                             ZENIX INCOME FUND INC.

                Organized Under the Laws of the State of Maryland
                     Auction Rate Cumulative Preferred Stock
                            $0.01 Par Value Per Share
                    $25,000 Liquidation Preference Per Share



                  This certifies that [Cede & Co.] is the owner of fully paid and non-assessable shares of Auction Rate Cumulative Preferred Stock, $0.01 par value per share, $25,000 liquidation preference per share, of Zenix Income Fund Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

                  IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this ____ day of April A.D. 2000.



_____________________________                   ZENIX INCOME FUND INC.
As Transfer Agent and Registrar

By:                                             By:



----------------------                          ----------------------
Authorized Signature                            Vice President



                                     Attest:
                                                ----------------------
                                                Assistant Secretary



FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto _______________ shares of Auction Rate Cumulative
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Preferred Stock represented by this Certificate, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer said Stock on the books of the within named Fund with full power of substitution in the premises.

Dated: _______________

In presence of

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         Shares of Auction Rate Cumulative Preferred Stock evidenced by this
         Certificate may only be sold, transferred, or otherwise disposed of pursuant to the provisions of the Fund's Articles Supplementary establishing and fixing the rights and preferences of the Fund's Auction Rate Cumulative Preferred Stock, a copy of which may be obtained at the office of the Maryland State Department of Assessments and Taxation. The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

         The Fund also will furnish to any stockholder, upon request and without charge, a full statement of the designations, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and relative rights and preferences of the stock of each class and series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

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